Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
_____________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company Law Department
Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, MN 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

PORTLAND GENERAL ELECTRIC COMPANY
(Issuer with respect to the Securities)

Oregon (State or other jurisdiction of incorporation or organization)	93-0256820 (I.R.S. Employer Identification No.)

121 SW Salmon Street Portland, OR 97204 (503) 464-8000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Angelica Espinosa, Esq.
Vice President General Counsel
121 SW Salmon Street Portland, Oregon 97204
(503) 464-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Marc S. Gerber, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, NW

Washington, DC 20005
(202) 371-7000
_____________________________

Common Stock
Debt Securities
Stock Purchase Contracts
Stock Purchase Units
and
First Mortgage Bonds
(Title of the indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

(b)    Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

Item 3-14. Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any
Indenture for which the Trustee acts as Trustee.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification.
Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*
Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*
Exhibit 4.	Copy of By-laws of the trustee as now in effect.*
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.
Exhibit 7.	Report of condition of the Trustee as of December 31, 2021 published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 1st day of August, 2022.

                     By: /s/ Corey J. Dahlstrand
                     Name: Corey J. Dahlstrand
                     Title: Assistant Vice President

EXHIBIT 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned WELLS FARGO BANK, NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 1st, 2022

                     By: /s/ Corey J. Dahlstrand
                     Name: Corey J. Dahlstrand
                     Title: Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2021, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$23,833
Interest-bearing balances		204,542
Securities:
Held-to-maturity securities		272,022
Available-for-sale securities		169,033
Equity Securities with readily determinable fair value not held for trading		11

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		46
Securities purchased under agreements to resell		73,181
Loans and lease financing receivables:
Loans and leases held for sale		20,154
Loans and leases, net of unearned income	850,942
LESS: Allowance for loan and lease losses	12,318
Loans and leases, net of unearned income and allowance		838,624
Trading Assets		73,037
Premises and fixed assets (including capitalized leases)		10,590
Other real estate owned		130
Investments in unconsolidated subsidiaries and associated companies		14,377
Direct and indirect investments in real estate ventures		69
Intangible assets		30,775
Other assets		49,080

Total assets		$1,779,504

LIABILITIES
Deposits:
In domestic offices		$1,504,343
Noninterest-bearing	569,942
Interest-bearing	934,401
In foreign offices, Edge and Agreement subsidiaries, and IBFs		20,192
Noninterest-bearing	236
Interest-bearing	19,956
Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased in domestic offices	1,296
Securities sold under agreements to repurchase	4,957
Trading liabilities	11,869
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	25,425
Subordinated notes and debentures	11,975
Other liabilities	28,305

Total liabilities	1,608,362

EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,848
Retained earnings	55,308
Accumulated other comprehensive income	430
Other equity capital components	—

Total bank equity capital	171,105
Noncontrolling (minority) interests in consolidated subsidiaries	37

Total equity capital	171,142

Total liabilities, and equity capital	$1,779,504

I, Michael P. Santomassimo, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Michael P. Santomassimo
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Maria R. Morris
Theodore F. Craver, Jr.
Juan A. Pujadas